Exhibit 5.1

October 2, 2018

LiveRamp Holdings, Inc.

225 Bush Street, Seventeenth Floor

San Francisco, CA 94104

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about October 1, 2018 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of common stock, par value $0.10, of LiveRamp Holdings, Inc. (“Common Stock”), reserved for issuance pursuant to the Amended and Restated 2005 Equity Compensation Plan of Acxiom Corporation, the LiveRamp, Inc. 2006 Equity Incentive Plan, the Pippio, Inc. 2014 Equity Incentive Plan, the Arbor Equity Compensation Plan, the Solve Media, Inc. 2009 Stock Plan, the Circulate Equity Compensation Plan, the Amended and Restated Key Associate Stock Option Plan of Acxiom Corporation, the 2011 Nonqualified Equity Compensation Plan, the 2005 Stock Purchase Plan of Acxiom Corporation, the Pacific Data Partners LLC 2018 Equity Compensation Plan (the “Plans”). As your legal counsel, we have examined the proceedings taken and are familiar with the actions proposed to be taken by you in connection with the sale and issuance of the shares of Common Stock under the Plans (collectively, the “Shares”).

It is our opinion that the Shares will be, when issued and sold in the manner referred to in the Plan, legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation